UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: July 6, 2010

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                     Costs Associated with Exit or Disposal Activities

On July 6, 2010, the Eureka County Commission signed documents to relinquish a land lease held by Eureka Moly LLC (the “LLC”), an 80% owned subsidiary of General Moly, Inc. (the “Company”) in Eureka County, Nevada (the “County”).  The LLC had planned to develop housing on the lease after receipt of a Record of Decision for its Mt. Hope molybdenum mining project in the County.  The relinquishment will make the land available for more rapid housing development by the Nevada Rural Housing Authority and the County.

The LLC had invested approximately $5 million in preliminary development costs for the property covered by the relinquished lease.  As a result of the relinquishment, the Company expects to incur a charge of $4 million in the third quarter of 2010, reflecting its 80% portion of the relinquished lease.

Item 7.01                     Regulation FD Disclosure

On July 7, 2010, the Company issued a press release announcing the relinquishment of the lease.  A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01                     Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of General Moly, Inc. dated July 7, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: July 9, 2010	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer